UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): October 5, 2007

UNIFIED WESTERN GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2007, the Board of Directors (the “Board”) of Unified Western Grocers, Inc. (the “Company”) voted to expand the size of the Board from 16 to 19 directors. The Board then appointed Terry Halverson, Paul Kapioski, and Michael S. Trask to the newly created positions. The terms of Messrs. Halverson, Kapioski and Trask will expire at the Company’s Annual Meeting of Shareholders to be held in early 2008. Messrs. Halverson, Kapioski and Trask have not been appointed to any committees at this time.

SEC rules require that a company whose securities are not listed on the New York Stock Exchange (“NYSE”) or the American Stock Exchange (“AMEX”) or quoted on the Nasdaq Stock Market (“Nasdaq”) disclose whether members of its Audit Committee and Corporate Governance Committee are “independent.” In determining independence, the Company may select the definition of “independence” under the rules of either the NYSE, AMEX or Nasdaq. The Company’s Board has determined that Messrs. Halverson, Kapioski and Trask are not independent directors under the rules of the NYSE.

A Shareholder-Related Director is a director who is a shareholder, or a partner of a partnership that is a shareholder, or a member of a limited liability company that is a shareholder, or an employee of a corporation, partnership or limited liability company that is a shareholder. In connection with their appointment, Messrs. Halverson, Kapioski and Trask will receive the same compensation as the other non-Shareholder-Related Directors. As directors, Messrs. Halverson, Kapioski and Trask will each receive an annual payment of $45,000 as compensation for service as directors of the Company and as members of any committees of the Board of the Company and any subsidiary board of the Company, if applicable. In addition, Messrs. Halverson, Kapioski and Trask will receive additional compensation of $1,500 for each Board meeting attended, and $1,000 for each committee or subsidiary board meeting attended, not to exceed $2,000 if multiple meetings are attended on any given day.

Mr. Kapioski is currently serving as chairman of the Thriftway board of directors and as vice chairman of the board of Northwest Grocers.

There are no related party transactions between the Company and Messrs. Halverson, Kapioski and Trask other than transactions that normally occur with members and customers of the Company in the ordinary course of business.

Item 7.01	Regulation FD Disclosure

On October 5, 2007, Unified Western Grocers, Inc. (the “Company”) issued a press release announcing the appointment of three new directors to the Company’s Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Report.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the

“Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Item 7.01 or to Exhibit 99.1. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information is material investor information that is not otherwise publicly available.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press release, issued by the Registrant, dated October 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2007	UNIFIED WESTERN GROCERS, INC.

	By	/s/ Robert M. Ling, Jr.
Robert M. Ling, Jr.,
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release, issued by the Registrant, dated October 5, 2007.